UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 29, 2010

FULTON FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (717) 291-2411

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

            On April 29, 2010, Fulton Financial Corporation (“Fulton”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”), to issue and sell 21,800,948 shares of Fulton’s common stock, par value $2.50 per share (“Common Stock”), at a public offering price of $10.55 per share in an underwritten public offering (the “Offering”).  As part of the Offering, Fulton granted the Underwriter a 30-day option to purchase up to an additional 3,270,142 shares of Common Stock if the Underwriter sells more than 21,800,948 shares of Common Stock.  The net proceeds of the Offering, after underwriting discounts and commissions and estimated expenses payable by Fulton, and without exercise of the Underwriter’s option to purchase additional shares, will be approximately $226.4 million.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  A copy of the press release relating to the pricing of the Offering is included as Exhibit 99.1 hereto.

Pursuant to the Underwriting Agreement, Fulton agreed to a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.  Also pursuant to the Underwriting Agreement, directors and executive officers of Fulton entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 60-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to an existing shelf registration statement on Form S-3 (Registration No. 333-156396) that became effective on December 22, 2008 (the “Registration Statement”).  The offer and sale of the shares are described in Fulton’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated April 29, 2010.

Item 8.01	Other Events.

On April 30, 2010, Fulton issued a press release announcing that it had priced its underwritten public offering of 21,800,948 shares of its common stock at a price to the public of $10.55 per share.  A copy of the press release relating to that announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.  The shares were delivered against payment therefor on May 5, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

     Exhibit No.        Description
1.1	Underwriting Agreement, dated April 29, 2010, by and between Fulton Financial Corporation and Barclays Capital Inc.

5.1	Legal opinion of Barley Snyder LLC, dated May 5, 2010, regarding legality of the Common Stock issued.

99.1	Press Release dated April 30, 2010.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation
Dated: May 5, 2010	By:	/s/ E. Philip Wenger
E. Philip Wenger
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 29, 2010, by and between Fulton Financial Corporation and Barclays Capital Inc.

5.1	Legal opinion of Barley Snyder LLC, dated May 5, 2010, regarding legality of the Common Stock issued.

99.1	Press Release date April 30, 2010.